GreeneStone Healthcare Pays Off Convertible Note

TORONTO, ONTARIO – October 2, 2013 (GLOBE NEWSWIRE) -- GreeneStone Healthcare Corporation (OTCBB: GRST) (“GreeneStone” or the “Company”), a provider of healthcare services and operator of several mental health clinics, announced today that on September 30, 2013, the Company paid off its $108,500 convertible promissory note (the “Note”) with Asher Enterprises, Inc. (“Asher”), including all interest and other payments due thereon. The Note was originally issued on April 2, 2013, and was to mature on December 20, 2013.

Shawn Leon, GreeneStone’s Chief Executive Officer, stated, “GreeneStone is pleased to announce the pay-off of our short-term debt with Asher. As the Company’s business and revenues continue to grow, we remain committed to paying down both our long-term and short-term debt obligations and to remain responsible for our shareholders.” He added, “Through the assistance of our securities counsel in New York, JSBarkats, PLLC (www.jsbarkats.com), we are currently entertaining and analyzing various straight equity financings that could be favorable to our shareholders and the execution of our business plans.”

About GreeneStone Healthcare Corporation

GreeneStone Healthcare Corporation (OTCBB: GRST) operates medical and healthcare clinics in Ontario, Canada. GreeneStone’s clinics serve to add overflow capacity to an increasingly stretched provincial healthcare system, and provide private alternatives to publicly available healthcare services. Its four medical clinics (three in Toronto, along with a facility in Muskoka, Ontario) offer various medical services, including addiction treatment, endoscopy, minor cosmetic procedures, and executive health care services. The Company currently has more than 60 employees and is based in North York, Ontario. For more information you can visit our website at www.greenestone.net.

Notice Regarding Forward-Looking Statements

The information contained herein includes forward-looking statements. These statements relate to future events or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Investor contact:

Christine Petraglia

CSIR Group, LLC

(212) 386 7082

investors@csirgroup.com